Exhibit 99.1

Blue7 Communications
Financial Statements
December 31, 2005 and 2004

Accountants and Business Advisors

Report of Independent Certified Public Accountants

Board of Directors
Blue7 Communications

We have audited the accompanying balance sheets of Blue7 Communications (a development stage California corporation) as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended and from inception (October 16, 2001) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue7 Communications as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended and from inception (October 16, 2001) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

San Jose, California
March 23, 2006

Suite 600
150 Almaden Blvd
San Jose, CA 95113
T 408.275.9000
F 408.275.0582
W www.grantthornton.com

Grant Thornton LLP
US Member of Grant Thornton International

Blue7 Communications
(a development stage company)

BALANCE SHEETS

ASSETS	December 31, 2005	December 31, 2004
CURRENT ASSETS:
Cash and cash equivalents	$126,834	$898,654
Prepaid expenses and other current assets	49,622	43,935
Total current assets	176,456	942,589
PROPERTY AND EQUIPMENT, NET	57,455	58,584
TOTAL ASSETS	$233,911	$1,001,173

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$87,233	$36,486
Accrued expenses	47,483	31,189
Deferred revenues	112,000	64,706
Capital lease obligation	-	7,909
Other current liabilities	-	493
Note payable to related parties	1,290,550	-
TOTAL CURRENT LIABILITIES	1,537,266	140,783
SHAREHOLDERS’ (DEFICIT) EQUITY:
Preferred stock, 8% non-cumulative convertible Series A, no par value, 2,050,000 shares
authorized, issued and outstanding in 2005 and 2004	803,149	803,149
Preferred stock, 8% non-cumulative convertible Series B, no par value, 4,800,000 shares
authorized and 4,280,000 shares issued and outstanding in 2005 and 2004	2,089,583	2,092,346
Common stock, no par value, 20,000,000 shares authorized; issued and outstanding
5,363,514 and 5,000,000 shares at December 31, 2005 and 2004, respectively	69,192	50,000
Additional paid in capital	29,698	-
Deficit accumulated in the development stage	(4,294,977)	(2,085,105)
Total shareholders’ (deficit) equity	(1,303,355)	860,390
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$233,911	$1,001,173

The accompanying notes are an integral part of these financial statements

Blue7 Communications
(a development stage company)

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from October 16, 2001 (inception) to December 31, 2005

REVENUES	$232,706	$471,079	$927,051

OPERATING EXPENSES:
Research and development	1,590,516	1,254,394	2,148,566
General and administrative	819,908	926,846	3,047,458
Total Operating expenses	2,410,424	2,181,240	5,196,024
OPERATING LOSS	(2,177,718)	(1,710,161)	(4,268,973)
OTHER INCOME (EXPENSE)
Interest income	2,939	7,553	12,287
Interest expense	(34,293)	(798)	(35,091)
	(31,354)	6,755	(22,804)
LOSS BEFORE INCOME TAXES	(2,209,072)	(1,703,406)	(4,291,777)
INCOME TAX EXPENSE	800	800	3,200
NET LOSS	$(2,209,872)	$(1,704,206)	$(4,294,977)

The accompanying notes are an integral part of these financial statements

Blue7 Communications
(a development stage company)
STATEMENTS OF SHAREHOLDERS’ EQUITY
For the period from inception (October 16, 2001) through 2005

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid in	Deficit Accumulated in Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total
Balance at inception (October 16, 2001)	-	$-	-	$-		$-	$-	$-	$-
Issuance of Common Stock	-	-	-	-	5,000,000	50,000	-	-	50,000
Issuance of New Series A Preferred Stock for cash, net of issuance costs in 2002 and 2003	1,850,000	726,066	-	-	-	-	-	-	726,066
Net loss	-	-	-	-	-	-	-	(380,899)	(380,899)
Balances at December 31, 2003	1,850,000	726,066	-	-	5,000,000	50,000	-	$(380,899)	$395,167

Issuance of New Series A Preferred Stock for cash, net of issuance costs	200,000	77,083	-	-	-	-	-	-	77,083
Issuance of New Series B Preferred Stock for cash, net of issuance costs	-	-	4,280,000	2,075,346	-	-	-	-	2,075,346
Warrants issued in connection with Series B Preferred Stock	-	-	-	17,000	-	-	-	-	17,000
Net loss	-	-	-	-	-	-	-	(1,704,206)	(1,704,206)
Balance at December 31, 2004	2,050,000	803,149	4,280,000	2,092,346	5,000,000	50,000	-	(2,085,105)	860,390

Expenses incurred in issuance of stock	-	-	-	(2,763)	-	-	-	-	(2,763)
Warrants issued in connection with consulting services and note payable	-	-	-	-	-	-	29,698	-	29,698
Exercise of employee stock option	-	-	-	-	363,514	19,192	-	-	19,192
Net loss	-	-	-	-	-	-	-	(2,209,872)	(2,209,872)
Balance at December 31, 2005	2,050,000	$803,149	4,280,000	$2,089,583	5,363,514	$69,192	$29,698	$(4,294,977)	$(1,303,355)

The accompanying notes are an integral part of these financial statements

Blue7 Communications
(a development stage company)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2005	Year Ended December 31, 2004	Period from October 16, 2001 (inception) to December 31, 2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,209,872)	$(1,704,206)	$(4,294,977)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,809	33,689	89,196
Write off of contributed assets	-	-	50,000
Changes in operating assets and liabilities:
Prepaid expenses	(5,687)	(34,202)	(49,622)
Accounts payable	50,747	(29,552)	87,233
Accrued expenses	16,294	20,463	47,483
Deferred revenue	47,294	64,706	112,000
Other current liabilities	(493)	340	-
Net cash used in operating activities	(2,054,908)	(1,589,658)	(3,958,687)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(45,680)	(49,406)	(129,742)
Payment to stockholder for note receivable	-	-	(25,000)
Proceeds from note receivable from stockholder	-	25,000	25,000
Net cash used in investing activities	(45,680)	(24,406)	(129,742)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations	(7,909)	(9,000)	(16,909)
Proceeds from notes payable	1,290,550	-	1,290,550
Net payments for issuance of Series B preferred stock	(2,763)	-	(2,763)
Net proceeds from equity	48,890	2,169,429	2,944,385
Net cash provided by financing activities	1,328,768	2,160,429	4,215,263

NET INCREASE (DECREASE) IN CASH	(771,820)	546,365	126,834
CASH AND CASH EQUIVALENTS:
Beginning of year	898,654	352,289	-
End of year	$126,834	$898,654	$126,834

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$-	$798	$798
Contribution of intellectual property in exchange for common stock	-	-	50,000
Equipment purchased under capital lease	-	16,909	16,909

The accompanying notes are an integral part of these financial statements

Blue7 Communications
(a development stage company)

NOTES TO FINANCIAL STATEMENTS

December 31, 2005 and 2004

NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Blue7 Communications (the Company) is engaged in the business of design, development, production and sales of integrated circuits and circuit boards to be used by high frequency circuit design components for ultra wideband wireless applications. The Company is a California corporation incorporated in October 2001 and operates from a facility located in Milpitas, California.

Development Stage

The Company is in the development stage. The activities of the Company have been accounted for as required by Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises.

During the development stage the Company has entered into certain non-recurring engineering agreements with third parties for research and development services. Amounts earned are recorded as revenue on the percentage of completion method.

Successful completion of the Company's development program and, ultimately, the attainment of profitable operations are dependent upon future events, including future financing, successfully completing product development, regulatory approvals, and achieving a sufficient level of revenue to become an established operating enterprise.

Pervasiveness of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates used in preparing these financial statements are related primarily to deferred tax asset valuation allowances and estimates of percentage completion on revenue contracts. It is at least reasonably possible that the estimates will change within the next year.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The majority of the Company’s cash is on deposit with two financial institutions. During the years ended December 31, 2005 and 2004, the Company periodically maintained deposits in a single bank account that exceeded the federally insured deposit limit of $100,000.

Reclassifications

Certain prior year research and development expenses have been reclassified to conform with current year presentation.

Cash and Cash Equivalents

Cash as of December 31, 2005 and 2004 consisted entirely of cash on hand and money market funds.

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. As of December 31, 2005 and 2004, there were no accounts receivable due from customers and no allowance for uncollectible accounts is recorded.

Property and Equipment

Equipment is stated at cost and mainly consists of lab and computer equipment. Depreciation is computed using the straight-line method based on the useful lives of the assets (three to five years) or the lease term if shorter.

Research and Development

Research and Development expenses include costs and expenses associated with the design and development of new products. To the extent that such costs include the development of computer software, they are generally incurred prior to the establishment of the technological feasibility of the related product that is under development and are, therefore, expensed as incurred. All other research and development expense is expensed as incurred.

Income Taxes

Deferred income taxes are provided for temporary differences between financial statement and income tax reporting. Income taxes are accounted for under an asset and liability approach in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Deferred tax liabilities are recognized for future taxable amounts and deferred tax assets are recognized for future deductions net of a valuation allowance to reduce deferred tax assets to amounts that are more likely than not to be realized.

Stock-Based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. As the Company grants options at the estimated fair market value of the underlying stock, no compensation expense has been recognized in the financial statements.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 “Accounting for Stock-Based Compensation,” which requires that the fair value of such instruments be recognized as an expense over the period in which the related services are received. SFAS No. 123 also requires the disclosure of pro forma net income (loss) and earnings (loss) per share had the Company adopted the fair value method for options awarded to employees. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company’s pro forma calculations were made using the Black-Scholes option-pricing model with the following weighted average assumptions for the year ended December 31, 2005 and 2004.

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 1 - NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

	2005	2004

Risk free interest rate	4.29%	5.70%
Expected volatility	228%	0%
Expected life (in years)	9.3	3.5
Expected dividends	-	-

The following table depicts the pro-forma results of operations had compensation expense for employee options been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123. There would be no pro-forma compensation expense prior to 2004.

	2005	2004

Net loss - as reported	$(2,209,872)	$(1,704,206)
Deduct: Total stock-based employee compensation expense
determined under fair value method for all awards	29,472	-

Pro forma net loss	$(2,239,344)	$(1,704,206)

Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS 123R, “Share-Based Payment,” which requires the measurement of all share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in the statements of operations. The accounting provisions of SFAS 123R are effective for reporting periods beginning after June 15, 2005 (effective January 1, 2006 for the Company). The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. The Company will adopt the provisions of SFAS 123R on a modified prospective basis in 2006.

NOTE 2 - REALIZATION OF ASSETS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company expects to continue to incur losses as it completes its development program. The Company has been able to satisfy its cash requirements through December 2005 and management believes the Company will be able to obtain sufficient cash resources for operations in the future. In February of 2006, the Company was acquired. See Note 11.

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31,

	2005	2004

Computer and lab equipment	$146,651	$100,971
Accumulated depreciation	(89,197)	(42,387)

	$57,455	$58,584

Equipment with a cost basis of $16,909 and accumulated amortization of $16,909 and $8,454 as of December 31, 2005 and 2004, respectively, was leased under a capital lease agreement.

NOTE 4 - NOTES PAYABLE

Note and Warrant Purchase Agreement

In June 2005, the Company entered into a Note and Warrant Purchase agreement (the “Agreement”) with certain investors in an effort to raise working capital to fund its operations. Under the terms of the agreement, each investor purchased a convertible promissory note from the Company and the Company issued warrants to purchase 105,000 shares of the Company's Series B Preferred Stock. The total notes purchased by investors under this agreement amounted to $1,050,000. The notes accrue interest at 6% per annum and mature on the earlier of i) May 11, 2006 or ii) 30 days after the Company's next financing closing in which the purchase price paid to the Company for securities is at least $3,000,000. Accrued interest related to these notes amounted to $32,750 as of December 31, 2005. The estimated fair market value of the warrants issued was $12,600 with the discount being amortized to $9,450 at December 31, 2005. In February 2006, the Company was acquired by one of the investors and as a result the warrants issued under this Agreement were cancelled. See Note 11.

Note Payable

In November 2005 Sigma Designs, Inc. (Sigma) advanced the Company $250,000 to fund operations through the anticipated merger, see Note 11. The Company must repay the principal sum of $250,000 plus interest of 7% per year on the earlier occurrence of (a) the termination of the Exclusivity and Confidentiality Agreement entered into on October 14, 2005 between Blue7 and Sigma, (b) immediately upon the termination of the Merger Agreement, or (c) February 28, 2006. The note was paid in full in February 2006, upon closing of the merger agreement. Accrued interest related to this note as of December 31, 2005 was approximately $1,250.

Notes payable as of December 31, 2005 and 2004 consisted of the following:

	2005	2004

Notes payable	$1,300,000	$-
Discount on notes payable	(9,450)	-

	$1,290,550	$-

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 5 - ACCRUED LIABILITIES

Accrued liabilities as of December 31, 2005 and 2004 consisted of the following:

	2005	2004

Credit card payable	$12,390	$30,391
Interest payable	34,293	798
Income taxes payable	800	-

	$47,483	$31,189

NOTE 6 - COMMITMENTS AND CONTINGENCIES

In September 2004, the Company entered into a licensing agreement with an unrelated third party. The licensing agreement provides for application-specific integrated circuit (“ASIC”) project license fees and an ASIC project royalties buy-out option of $25,000. The license fees were paid by the Company in 2004. The royalties buy-out option is due upon shipment of a specified number of authorized ASIC to any third party whether constituting engineering samples, production devices or otherwise. No royalties were incurred or paid during the years ended December 31, 2005 and 2004.

In October 2004, the Company entered into an advisory services agreement with an unrelated third party. This agreement was subsequently terminated, and a new agreement was entered into in June 2005. Under the new agreement, the third party shall provide the Company with merger and acquisition advisory services with respect to the potential sale of the Company. Under the new contract, the third party shall represent the Company for a four-month period beginning from the date of the new agreement. Compensation to the third party is based on a percentage fee ranging from 2.25% to 3.50% of total consideration to be received by the Company from any proposed acquirer who is not a current shareholder of the Company. If current shareholders acquire the Company, there will be no amount due. However, the Company has agreed to compensate the third party with 40,000 shares of Common Stock whether or not the Company enters into a Merger and Acquisition transaction with any proposed acquirer or not. The stock compensation will be issued i) at the closing of a Merger and Acquisition transaction, or ii) at the closing of the next round of financing in which a minimum of $3,000,000 is raised in funding, or iii) 12 months after the termination of the new agreement, whichever occurs first. As of December 31, 2005 and 2004, no stock compensation has been issued.

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 6 - COMMITMENTS AND CONTINGENCIES (continued)

In August 2005, the Company entered into a two year Intellectual Property Core Licensing Agreement with an unrelated third party. The licensing agreement provides the Company with a worldwide, non-exclusive, and non-transferable, single-product license to use a specific intellectual property core (the “Core”) for a fee of $30,000. The Company paid $10,000 in August 2005 and the remaining $20,000 was paid in February 2006, seven months after the effective date of the agreement. The agreement expires in August 2007.

In December 2005, the Company entered into a one year software licensing agreement with an unrelated third party for $22,020. The agreement allows the Company a nontransferable and nonexclusive license to use the software for the licensed term. The amount was paid in full as of December 31, 2005 and the agreement expires in 2006.

Operating Leases

The Company leases its office facilities from unrelated third parties. Monthly lease payments ranged from approximately $1,100 to $2,000 per month from January 2004 through December 2005. The Company is required to pay certain utilities, tax, maintenance, and insurance expenses on the lease. Rent expense was $54,808 and $47,965 for the years ended December 31, 2005 and 2004, respectively. Security deposits related to the lease agreement as of December 31, 2005 and 2004 were $3,851. The security deposit was refunded to the Company in February 2006 due to relocation of its principal office facility. See Note 11.

The Company also leases certain equipment under month-to-month lease agreements.

Capital Leases

During the year ended December 31, 2004, the Company acquired lab equipment under a capital lease that expired in September 2005. As of December 31, 2004, the cost of equipment under the capital lease and accumulated depreciation related to the equipment was $16,909. The capital lease was paid in full during the year ended December 31, 2005 and the Company had no other capital leases as of December 31, 2005.

NOTE 7 - STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue up to 20,000,000 shares of no par value Common Stock. As of December 31, 2005, the Company has reserved shares of Common Stock for future issuance as follows:

2004 Equity Incentive Plan	5,500,000
Upon conversion of preferred stock	2,960,000
Preferred stock warrants	500,000

Total shares reserved	8,960,000

Convertible Preferred Stock

The Company was authorized to issue up to 6,850,000 shares of no par value preferred stock as of December 31, 2005 and 2004. Of the authorized shares of preferred stock, 2,050,000 shares were designated as Series A Preferred Stock and 4,800,000 shares were designated as Series B Preferred Stock as of December 31, 2005 and 2004.

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 7 - SHAREHOLDERS’ EQUITY (continued)

Convertible preferred stock at December 31, consisted of the following:

	Number of	Number of Shares
	Shares	Issued and Outstanding
	Designated	2005	2004

Series A	2,050,000	2,050,000	2,050,000
Series B	4,800,000	4,280,000	4,280,000

	6,850,000	6,330,000	6,330,000

The remaining 520,000 shares of Series B Preferred Stock are reserved for issuance upon exercise of outstanding warrants.

The rights, preferences, and privileges of the preferred stockholders are as follows:

Dividends

The Series A Preferred Stock does not bear dividends. The holders of Series B Preferred Stock are entitled to receive non-cumulative dividends at a rate of 8% or $.04 per share of Series B Preferred Stock per annum, as and when declared by the Board of Directors.

Liquidation

The holders of Series A and B preferred stock are entitled to a liquidation preference to common stockholders in an amount per share equal to their respective original issue prices of $.40 per share for Series A Preferred Stock and $.50 per share for Series B Preferred Stock plus, solely in the case of Series B Preferred Stock, an additional .5 times the amount of the Original Issue Price for the Series B plus all declared and unpaid dividends. All remaining assets shall be distributed to the holders of Common Stock and Series B Preferred Stock pro rata on an as-converted basis.

Conversion

Each share of Series A Preferred Stock is convertible, at the option of the holder, at any time into fully-paid and nonassessable shares of Common Stock on a one-for-one basis. Each share of Series B Preferred Stock is convertible, at the option of the holder, at any time after the date of its issuance into fully paid and nonassessable shares of Common Stock on a one-for-one basis. Conversion is automatic (A) at any time upon the affirmative election of the holders of at least 66-2/3% of the outstanding shares of the series preferred, or (B) immediately upon the closing of a firmly underwritten public offering covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $4.00, and (ii) the gross cash proceeds to the Company are at least $20,000,000. The Company has reserved 2,960,000 shares of Common Stock in the event of the conversion.

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 7 - SHAREHOLDERS’ EQUITY (continued)

Voting

The holders of each share of Series A Preferred Stock are entitled to vote on an as-converted basis along with common stockholders. The holders of each share of Series B Preferred Stock shall have voting rights together with the Common Stock and Series A Preferred Stock on all matters except, as specifically stated in the Series B Stock Financing Agreement. The holder of each share of Series B Preferred Stock will have the right to a number of votes equal to the number of shares of Common Stock issuable upon the conversion of such share of Series B Preferred Stock.

As long as at least 1,000,000 shares of preferred stock remain outstanding, the Company may not, without the approval of the vote or written consent of the holders of a majority of the then outstanding shares of preferred stock, authorize or designate any new class or series of stock or any other securities convertible into equity securities of the Company ranking senior to the series preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such new class or series.

Warrants

In April 2004, the Company issued shares of Series B Preferred Stock to an unrelated third party. In connection with the issuance of Series B Preferred Stock, the Company issued a warrant to purchase up to 500,000 shares of Series B Preferred Stock. The exercise price of the warrant is $.50 per share. The warrant has not been exercised as of December 31, 2005 and 2004 and expires in April 2006.

Stock Option Plan

In July 2004, the Company adopted the 2004 Equity Incentive Plan (the “Plan”). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants. The Company has reserved 5,500,000 shares of Common Stock for issuance under the Plan.

Options granted under the Plan may be exercised for a period of up to ten years from the date of grant and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85%, respectively, of the estimated fair value of the shares on the date of grant and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. Options are exercisable subject to repurchase rights held by the Company, which lapse over a maximum period of five years at such times and under such conditions as determined by the Board of Directors. Options generally vest over a four-year period, 25% on each anniversary from the grant date and are exercisable for a maximum period of ten years after the date of grant.

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 7 - SHAREHOLDERS’ EQUITY (continued)

Stock option activity and balances are summarized as follows:

		Options Outstanding
			Weighted
	Options		Average
	Available	Number of	Exercise	Exercise
	for Grant	Options	Price	Prices

Balance, December 31, 2003	-	-	-	-
Granted	-	2,940,624	$0.05	$0.05
Cancelled	-	-	-	-
Exercised	-	-	-	-

Balance, December 31, 2004	3,500,000	2,940,625	$0.05	$0.05
Increase in options available
for grant in 2005	2,000,000	-	-	-
Granted	(3,054,500)	3,054,500	$0.09-0.17	$0.12
Cancelled	-	-	-	-
Exercised	363,514	(363,514)	$0.05-0.09	$0.05

Balance, December 31, 2005	2,809,014	5,631,611

Options Outstanding				Options Exercisable
Exercise	Number Outstanding at December 31,	Weighted Average Remaining	Weighted Average Exercise	Number Exercisable at December 31,	Weighted Average Exercise
Price	2005	Life	Price	2005	Price
$0.05	2,602,527	8.6	$0.05	1,601,484	$0.05
$0.09	758,750	9.3	$0.09	343,906	$0.09
$0.09	315,334	9.6	$0.09	34,583	$0.09
$0.17	1,955,000	9.8	$0.17	19,479	$0.17

$.05-$.17	5,631,611			1,999,452

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 8 - INCOME TAXES

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carry forwards.

SFAS No. 109 requires that the tax benefit of net operating losses, temporary differences and credit carry forwards be recorded as an asset to the extent that management assesses that realization is “more likely than not.” Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry forward period. Because of the Company’s recent history of operating losses, risks associated with its new product introduction including the dependence on rapid acceptance of new technology, the dependence on development of complimentary software by third parties and other risks, such as technological change in the industry, short product life cycles and reliance on a limited number of suppliers and manufacturing contractors, management believes that recognition of the deferred tax assets arising from the above-mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a full valuation allowance.

As of December 31, 2005 and 2004, the Company had deferred tax assets of approximately $1,629,000 and $940,000, respectively. Realization of the deferred tax assets is dependent upon future taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The net valuation allowance increased by approximately $689,000 and $745,000 for the years ended December 31, 2005 and 2004, respectively. Deferred tax liabilities and assets primarily relate to net operating loss carry forwards.

Federal net operating losses as of December 31, 2005 and 2004 were $3,904,000 and $2,085,000, respectively, and expire in 2025 and 2024, respectively. State net operating losses as of December 31, 2005 and 2004 were $3,902,000 and $2,083,000, respectively, and expire in 2015 and 2014, respectively.

Current federal and California tax laws include substantial restrictions on the utilization of net operating losses in the event of an “ownership change” of a corporation. Accordingly, the Company’s ability to utilize net operating loss and tax credit carry forwards may be limited as a result of such ownership changes. Such a limitation could result in the expiration of carry forwards before they are utilized.

NOTE 9 - MAJOR CUSTOMERS

One international customer accounted for 72% of total revenues for the year ended December 31, 2005 and another customer accounted for 23% of total revenues. In 2004, one international customer accounted for 81% of total revenues for the year ended December 31, 2004 and another customer accounted for 19% of total revenues.

Blue7 Communications

NOTES TO FINANCIAL STATEMENTS (continued)

December 31, 2005 and 2004

NOTE 10 - RELATED PARTIES

For the years ended December 31, 2005, 2004, and for the period from inception through December 31, 2005, consulting fees of approximately $29,000, $29,000 and $81,000, respectively, were paid to the spouse of the President and CEO.

During December of 2005, in anticipation of the merger (Note 11), the Company moved its offices to share space with the acquiring Company.

NOTE 11 - ACQUISITION

Merger Agreement

On December 13, 2005, the Company entered into an Agreement (the “Merger Agreement”) and Plan of Merger (the “Merger”) with Sigma Designs, Inc., a publicly traded California corporation (“Sigma”). On February 16, 2006, the agreement closed and Sigma purchased the Company’s shares for approximately $14.0 million in stock. In exchange for all of the outstanding capital stock of the Company, Sigma issued or reserved for issuance to holders of Blue7 capital stock, other than Sigma, an aggregate of 815,034 shares of Sigma Common Stock, of which 98,470 shares will be held in escrow to satisfy any obligations of Blue7 to indemnify Sigma against any claims against Blue7 for any breaches of its representations or warranties contained in or made pursuant to the Merger Agreement and certain other matters set forth in the Merger Agreement. The shares of Sigma Common Stock were issued pursuant to an exemption under Section 3(a)(10) of the Securities Act of 1933, as amended. An aggregate of 231,164 shares of the 815,034 shares of Sigma Common Stock issuable under the Merger Agreement are reserved for future issuance upon the exercise of options to purchase Common Stock, which options were assumed by Sigma under the terms of the Merger Agreement. Prior to the acquisition, Sigma held approximately 17% of the outstanding shares of Blue7.

In August 2005, the Company entered into two separate agreements for the issuance of warrants to its attorneys for deferred fees for services rendered and disbursements made in support of the Merger. The agreement entitled the attorneys to purchase 10,000 shares of Common Stock, which increased to 30,000 shares of Common Stock for a total of 40,000 shares of Common Stock upon the occurrence of a certain event. The warrants were not exercised as of December 31, 2005 and were cancelled in conjunction with the Merger subsequent to year end.

A member of the Board of Directors of Sigma is also an investor in the Company’s Series B Preferred Stock.

NOTE 12 - SUBSEQUENT EVENTS

Note Payable

In January 2006, Sigma Designs, Inc. advanced the Company $150,000 to fund operations through the anticipated Merger. The Company must repay the principal sum of $150,000 plus interest of 7% a year on the earlier occurrence of (a) the termination of the Exclusivity and Confidentiality Agreement entered into on October 14, 2005 between Blue7 and Sigma, (b) immediately upon the termination of the Merger Agreement, or (c) February 28, 2006. As of March 2006, this note has not been paid and will be treated as forgiveness of debt.